Exhibit 10.22

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (the “Agreement”) is made on this ___ day of May, 2013 between Prestige Brands Holdings, Inc., a Delaware corporation (the “Company”), and _____________ (“Indemnitee”):
W I T N E S S E T H:

WHEREAS, Indemnitee is an executive Officer of the Company and in such capacity performs a valuable service for the Company; and
WHEREAS, the Company’s certificate of incorporation authorizes the Company to indemnify its officers and directors to the fullest extent authorized by the Delaware General Corporation Law (the “Statute”); and
WHEREAS, the Statute specifically provides that the indemnification provided thereunder is not exclusive of any other rights in respect to indemnification to which those seeking indemnification may be entitled; and
WHEREAS, the Statute contemplates that agreements may be entered into between the Company and each of the Officers with respect to indemnification; and
WHEREAS, in order to enhance Indemnitee’s continued and effective service to the Company, and in order to induce Indemnitee to provide continued services to the Company as an Officer, the Company wishes to enter into this Agreement relating to the indemnification of, and the advancement of expenses to, Indemnitee as well as to provide coverage to Indemnitee under the Company’s directors’ and officers’ liability insurance policies (the “D&O Insurance”).
NOW, THEREFORE, in consideration of Indemnitee’s continued service as an Officer of the Company, the parties hereby agree as follows:
1.DEFINITIONS. In addition to other terms defined and used in this Agreement, the following capitalized terms when used in this Agreement shall have the following meanings:

(a)
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

(b)	“Board” means the Board of Directors of the Company.

(c)	“Change in Control” means

a change in the membership of the Board such that, during any period of twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election or nomination for election by the shareholders of the Company of each new Director was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who were members of the Board at the beginning of the twenty-four (24) month period.

(d)
“Controlled Affiliate” means any Entity that is directly or indirectly controlled by the Company. For the purposes of this definition, “control,” when used with respect to any specified Entity, means the power to direct the management and policies of such Entity, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; provided that direct or indirect beneficial ownership of voting securities or other interests in an Entity entitling the holder to cast 20% or more of the total number of votes generally entitled to be cast in the election of managers or directors (or persons performing comparable functions) of such Entity shall be deemed to constitute control.

(e)
“Corporate Status” means the capacity of an individual as an Officer of the Company, a Director of the Company or as a director, officer, partner, trustee, employee or agent of any other Person at the request of the Company. For the purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company if Indemnitee is or was serving as a director, officer, partner, trustee, employee or agent of any other Person and (i) such Person is or at the time of such service was a Controlled Affiliate, (ii) such Person is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate, or (iii) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.

(f)
“Company” has the meaning ascribed to such term in the preamble and also includes, without limitation, any Entity that is the successor entity to the Company by merger, combination, consolidation, or other transaction in which the separate existence of the Company ceases.

(g)	“D&O Insurance” means the directors’ and officers’ liability insurance maintained by the Company.

(h)	“Director” means an individual who is or was a member of the Board and includes, unless the context requires otherwise, the estate or personal representative of a Director.

(i)	“Disinterested Director” means a Director, who at the time of any vote referred to in Section 8.2, Section 8.3 or Section 9, is not:

(1)	A party to the Proceeding giving rise to the subject matter of the decision being made; or

(2)
An individual having a familial, financial, professional or employment relationship with Indemnitee whose indemnification or advance for Expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on such Director’s judgment when voting on the decision being made.

(j)
“Entity” means a corporation (including any Subsidiary), partnership, limited liability company, joint venture, joint-stock corporation, trust, employee benefit plan, association, foundation, organization, or other enterprise or legal entity, unincorporated organization or government (or any subdivision, department, commission or agency thereof).

(k)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)
“Expenses” includes, without limitation, attorneys’ fees and retainers, court costs, transcript costs, fees of experts and vendors (e.g., electronically stored information providers), travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and other disbursements or expenses of the types customarily incurred in connection with a Proceeding that are actually and reasonably incurred by Indemnitee:

(1)
by reason of his being a Party to or otherwise participating in, or in connection with the investigation, defense, appeal or settlement of, or the preparation for investigation, defense, appeal or settlement of, a Proceeding;

(2)	in connection with a Proceeding for which Indemnitee is requested or subpoenaed to appear as a witness;

(3)
enforcing his rights under this Agreement or any other agreement or under applicable law, the certificate of incorporation or the bylaws of the Company or any applicable Subsidiary now or hereafter in effect relating to indemnification for Proceedings and including, without limitation, claims for payment of Interim Expenses or for establishing a right to indemnification pursuant to Section 8.7; or

(4)	in connection with his pursuing a recovery under the D&O Insurance.

(m)
“Interim Expenses” means Expenses incurred by Indemnitee or that Indemnitee determines in good faith are reasonably likely to be paid or incurred by Indemnitee and as to which Indemnitee’s counsel provides supporting documentation, in each case in connection with any Proceeding in advance of the final disposition of the Proceeding.

(n)	“Loss” and “Losses” means any amount which Indemnitee incurs or becomes obligated to pay as a result of any Proceeding, including, without limitation:

(1)	all judgments, penalties and fines, and amounts paid or to be paid in settlement;

(2)	all interest, assessments and other charges paid or payable in connection therewith; and

(3)
any federal, state, local or foreign taxes imposed (net of the value to Indemnitee of any tax benefits resulting from tax deductions or otherwise as a result of the actual or deemed receipt of any payments under this Agreement).

(o)
“Officer” means an individual who is or was an officer of the Company and/or any Subsidiary. “Officer” includes, unless the context requires otherwise, the estate or personal representative of an officer.

(p)	“Party” includes an individual who was, is, or is threatened to be made, a named defendant or respondent in a Proceeding.

(q)	“Person” means any individual or Entity.

(r)
“Proceeding” means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, whether formal or informal, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, whether formal or informal, based upon, arising out of or resulting from (i) any actual, alleged or suspected act or failure to act by Indemnitee in his or her Corporate Status, or (ii) Indemnitee’s Corporate Status or, in the case of a Spouse, that Person’s status as a spouse of an Indemnitee, including, without limitation, any Proceeding that, in the case of a Spouse, seeks damages recoverable from marital community property, jointly-owned property or property purported to have been transferred from Indemnitee to a Spouse.

(s)	“Special Legal Counsel” means a law firm or an attorney that:

(1)
neither is nor in the past five years has been retained to represent in any material matter the Company, any Subsidiary, Indemnitee, any other party to the Proceeding, or any of their respective Affiliates;

(2)
under applicable standards of professional conduct then prevailing would not have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights to indemnification under this Agreement; and

(3)	is reasonably acceptable to the Company and Indemnitee.

(t)
“Spouse” means any person to whom Indemnitee is legally married at any time Indemnitee is covered under the indemnification provided in this Agreement and includes a person to whom an Indemnitee did not remain married during the entire period of such coverage.

(u)
“Subsidiary” of a Person means any Entity at least fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries. Unless otherwise expressly provided, all references in this Agreement to a “Subsidiary” shall mean a Subsidiary of the Company.

(v)	“Trust” and “Trustee” shall have the respective meanings set forth in Section 9.

(w)	“Voting Securities” means any securities of the Company that vote generally in the election of Directors.
2.    INDEMNIFICATION. Subject to the exclusions specified in Section 3 and to the procedure set forth in Sections 8.1 through 8.7 (and in addition to the obligation under Sections 7.1 and 7.2 to pay Interim Expenses), the Company shall indemnify and hold harmless Indemnitee, to the fullest extent permitted or required by the Statute in effect on the date hereof or as the Statute may from time to time hereafter be amended to increase the scope of such permitted indemnification, against:

(a)	any Expenses; and

(b)	any Losses.
Notwithstanding any other provision of this Agreement to the contrary, to the extent that Indemnitee is a Party to (or a participant in) and is successful, on the merits or otherwise, in the defense of any Proceeding or any one or more claims, issues or matters therein, the Company shall indemnify Indemnitee against all Expenses and Losses actually and reasonably incurred by him or on his behalf in connection therewith and no determination under Section 8 as to whether Indemnitee is entitled to indemnification shall be required. If Indemnitee is entitled under any provision of this Agreement to indemnification for some or a portion of any Expense or Loss, but not, however, for the total amount thereof, the Company nevertheless shall indemnify Indemnitee for the portion thereof to which he is entitled. For purposes of this Section 2 and without limitation:

(a)
the termination of any Proceeding or any claim, issue or matter in a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such Proceeding, claim, issue or matter;

(b)
the termination of a proceeding by a judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the Indemnitee did not act in good faith, did not meet a particular standard of conduct, did not have any particular belief, or that a court has determined that indemnification is not permitted by applicable law;

(c)
for purposes of any determination of good faith, the Indemnitee shall be presumed to have acted in good faith if he relied on information, opinions, reports or statements, including financial statements or other financial data prepared or presented by one or more officers or employees of the Company whom the Indemnitee reasonably believed to be reliable and competent in the matters presented or by legal counsel, public accountants or other persons as to matters the Indemnitee reasonably believed were within the person’s professional or expert competence; provided, however, the Indemnitee shall not be presumed to be acting in good faith, if he has actual knowledge concerning the matter in question that makes such reliance unwarranted; and

(d)	the Officer shall be presumed to be entitled to indemnification, subject to the Company’s ability to rebut such presumption.
3.    EXCLUSIONS. The Company shall not be obligated to indemnify Indemnitee for Expenses or Losses under either Section 2(a) or 2(b):

(a)
to the extent of any Expenses or Losses for which the Officer has already actually received payment pursuant to the certificate of incorporation or bylaws of the Company or any D&O Insurance carried by the Company or otherwise;

(b)
on account of any claim against Indemnitee arising out of the trading of the Company’s securities while possessing material non-public information or for profits arising from the purchase and sale by Indemnitee of securities in accordance with the provisions of § 16(b) of the Exchange Act or in violation of Section 306 of the Sarbanes-Oxley Act or any similar provisions of any federal or state statutory law;

(c)
for any reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, as required under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company);

(d)	if a final judgment or other final adjudication by a court having jurisdiction in the matter shall determine that such indemnity is not lawful;

(e)	in respect of any Proceeding initiated by Indemnitee against the Company, any Subsidiary or any Director or Officer unless

(1)	the Company has joined in or consented to the initiation of such Proceeding;

(2)	such Proceeding initiated by Indemnitee is a compulsory counterclaim, compulsory cross-claim, or required joinder made by Indemnitee in a Proceeding not initiated by Indemnitee; or

(3)	the Proceeding is for recovery of Expenses described in Section 1(l)(3) or Section 1(l)(4);

(f)	for any amounts paid in settlement of any Proceeding without the Company’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed;

(g)
in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee:

(3)	did not act in good faith and in a manner believed by him to be in or not opposed to the best interests of the Company; and

(4)	in the case of any criminal Proceeding, failed to have reasonable cause to believe that his conduct was not unlawful; or

(h)
in connection with any Proceeding if it has been finally adjudicated by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, Indemnitee is liable to the Company including, without limitation, a claim that Indemnitee received an improper personal benefit, unless and to the extent the court of law or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such Expenses or Losses which such court shall deem proper.

4.    EFFECT OF CERTAIN RESOLUTIONS. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create an adverse presumption that Indemnitee is not entitled to indemnification hereunder. To the maximum extent permitted by applicable law in making a determination with respect to entitlement to indemnification under this Agreement, it shall be presumed that Indemnitee is entitled to indemnification or payment under this Agreement if Indemnitee has submitted a request for indemnification in accordance with Section 8.1; and the Company shall have the burden of proof to overcome that presumption in connection with the making of any determination pursuant to either of Sections 8.2 or 8.3 that is contrary to that presumption. In addition, the termination of any Proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, shall not affect adversely either the right of Indemnitee to indemnification under this Agreement or the presumptions to which Indemnitee is otherwise entitled pursuant to the provisions of this Agreement nor create a presumption that Indemnitee did not meet any particular standard of conduct or have a particular belief or that a court has determined that indemnification is not permitted by applicable law. If Indemnitee is serving an employee benefit plan at the request of the Company, Indemnitee’s conduct with respect to the plan for a purpose he reasonably believed to be in the best interests of the participants in, and the beneficiaries of, the plan shall be deemed to be not opposed to the best interests of the Company.
5.    D&O INSURANCE.
5.1    The Company covenants and agrees that the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to maintain D&O Insurance providing, in all respects, coverage at least comparable and in the same amount as the D&O Insurance provided by the Company as of the date of this Agreement, for so long as Indemnitee shall continue to serve as an Officer, and thereafter so long as Indemnitee shall be subject to any threatened, pending or completed Proceeding. Upon request, the Company shall provide Indemnitee or his or her counsel with a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. Notwithstanding the foregoing, in renewing or seeking to renew any D&O Insurance, the Company will not be required to expend more than 3 times the premium amount of the immediately preceding policy period (equitably adjusted if necessary to reflect differences in policy periods).
5.2    The Company’s indemnification obligation to Indemnitee under this Agreement shall not be affected by any reduction in, or cancellation of, the D&O Insurance (whether voluntary or involuntary on behalf of the Company).
6.    NOTIFICATION AND DEFENSE OF CLAIMS.
6.1    Indemnitee shall give notice in writing to the Company as soon as practicable after Indemnitee becomes aware of any Proceeding with respect to which indemnification will or could be sought under this Agreement; provided that Indemnitee’s failure to provide prompt notice of such claim for indemnification to the Company shall not relieve the Company of its indemnification obligations hereunder unless, and only to the extent that, such delay in notification to the Company has resulted in prejudice to the Company in the Proceeding; and provided further, that the failure of Indemnitee to give such notice shall not relieve the Company of any obligations it may have to Indemnitee otherwise than under this Agreement.
6.2    In the event any Proceeding is by or in the right of the Company or any Subsidiary, Indemnitee may, at the option of Indemnitee, either control the defense thereof or accept the defense provided under the D&O Insurance; provided, however, that Indemnitee may not control the defense if such decision would affect the coverage provided by the D&O Insurance, if any, to Indemnitee, the Company, any Subsidiary or the other Directors and Officers covered thereby. The Company shall not be entitled to assume the defense of any Proceeding brought by or in the right of the Company or any Subsidiary.
6.3    In the event any Proceeding is other than by or in the right of the Company or any Subsidiary, the Company shall be entitled to participate therein at its own expense. Except as otherwise provided below, at the option of the Company, the Company, alone or jointly with any other notified indemnifying party, shall be entitled to assume the defense of any such Proceeding of which Indemnitee notifies the Company, with counsel mutually acceptable to the Company and to Indemnitee. After notice from the Company to Indemnitee of the Company’s decision to assume the defense in any Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee in connection with the defense of the Proceeding other than reasonable costs of investigation, travel expenses or as otherwise provided below. Indemnitee shall have the right to employ counsel in such Proceeding, but the Expenses in connection with employment of such counsel shall be paid by Indemnitee, unless:

(a)	the employment of such counsel by Indemnitee has been authorized by the Company;

(b)
Indemnitee shall have reasonably concluded, after consultation with counsel selected by Indemnitee, that (i) there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding, (ii) there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to the Company, or (iii) Indemnitee has interests in the Proceeding that are different from or in addition to those of other Persons against whom the Proceeding has been brought; or

(c)	the Company has not within sixty (60) days after Indemnitee has provided the Company notice of a Proceeding in fact have employed counsel to assume the defense of such Proceeding;
in each of which cases the Expenses in connection with such Proceeding shall be paid by the Company; provided, that, the Company shall not be required to pay the Expenses of more than one law firm plus, if applicable, local counsel for all Indemnitees in Indemnitee’s circumstances.

6.4    In no event shall the Company authorize any settlement without the express prior written consent of Indemnitee, unless such settlement solely involves the payment of money for which Indemnitee is indemnified under this Agreement and includes a complete and unconditional release of the Indemnitee from all liability on any claims that are the subject matter of such Proceeding.
7.    INTERIM EXPENSES.
7.1    The Company shall advance Interim Expenses incurred by Indemnitee. By signing below, Indemnitee hereby undertakes to repay any amounts advanced pursuant to this Section 7.1 if it is ultimately determined by a court of competent jurisdiction that Indemnitee is not entitled to indemnification pursuant to this Agreement. To obtain payment of Interim Expenses under this Agreement, Indemnitee shall submit to the Company a written request for payment, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to such advancement. Indemnitee must also furnish to the Company a written affirmation of his good faith belief that:

(a)	he has conducted himself in good faith and that he reasonably believed that

(4)	in the case of conduct in his Corporate Status, that his conduct was in the Company’s or such Subsidiary’s best interests;

(5)	in all other cases, his conduct was at least not opposed to the Company’s or such Subsidiary’s best interests; and

(6)	in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful, or

(b)	the Proceeding involves conduct for which liability has been eliminated under a provision of the applicable certificate of incorporation, as authorized by applicable law.
7.2    Payment of Interim Expenses shall be made without regard to Indemnitee’s ability to repay the advance and without regard to Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement. Indemnitee’s obligation to repay the Company for advances shall be unsecured and no interest shall be charged thereon. Requests for payment of Interim Expenses in accordance with Section 7.1 shall be paid by the Company no later than ten (10) days following any such request.
8.    DETERMINATIONS AND PAYMENTS OF INDEMNIFICATION.
8.1    To obtain indemnification under Section 2, Indemnitee shall submit to the Company a written request, together with such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. Notwithstanding anything in this Agreement to the contrary, no determination as to Indemnitee’s entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.
8.2    Prior to the occurrence of any Change in Control, the Person or Persons who shall determine whether and to what extent Indemnitee is entitled to indemnification (the “Reviewing Party”) shall be

(a)
if there are two (2) or more Disinterested Directors, (i) by a majority vote of all the Disinterested Directors, even if less than a quorum of the Board or (ii) if the Disinterested Directors so direct, by a majority of the members of a committee composed of two (2) or more Disinterested Directors appointed by a majority vote of all Disinterested Directors; or

(b)	Special Legal Counsel selected:

(1)	if there are fewer than two (2) Disinterested Directors, by the Board, in which Directors who do not qualify as Disinterested Directors may participate; or

(2)	by a majority vote of Disinterested Directors, even if less than a quorum of the Board.

The Company shall notify Indemnitee in writing no later than two (2) business days following any determination with respect to the extent of entitlement to indemnification under this Agreement.

8.3    After the occurrence of a Change in Control, the Reviewing Party shall be Special Legal Counsel selected in the manner set forth in Section 8.2(b) and approved by Indemnitee (which approval shall not be unreasonably withheld). With respect to all matters arising after a Change in Control concerning the rights of Indemnitee to indemnification under this Agreement (including the determinations required in the context of Section 9) or any other agreement or under applicable law, the certificate of incorporation or the by-laws of the Company or any applicable Subsidiary now or hereafter in effect relating to indemnification for Proceedings, the Company shall seek legal advice only from such Special Legal Counsel. Such Special Legal Counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee should be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of such Special Legal Counsel and indemnify fully such Special Legal Counsel against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the engagement of such Special Legal Counsel pursuant hereto.
8.4    Indemnitee shall cooperate with reasonable requests of the Reviewing Party, including providing to the Reviewing Party documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to Indemnitee and reasonably necessary to such determination without incurring any unreimbursed cost in connection therewith. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five (5) business days of such request accompanied by supporting documentation for specific costs and expenses to be reimbursed or advanced, any and all costs and expenses (including reasonable attorneys’ and experts’ fees and expenses) incurred by Indemnitee in so cooperating with the Reviewing Party.
8.5    If a determination is made, in accordance with Section 8.2 or 8.3, that Indemnitee is entitled to all or a portion of the requested indemnification, or no determination of whether Indemnitee has satisfied any applicable standard of conduct under the Statute is legally required for indemnification under Section 2, payment to Indemnitee shall be made within ten (10) days after the later of (a) such determination, if applicable, or (b) Indemnitee’s request in accordance with Section 8.1.
8.6    The Company shall use its reasonable efforts to cause any determination of entitlement to indemnification to be made as promptly as practicable following the final disposition of the Proceeding. In the event that no determination of entitlement to indemnification shall have been made within sixty (60) days after the later of (a) Indemnitee’s request in accordance with Section 8.1, or (b) receipt of written notice from Indemnitee of the final disposition of the Proceeding, and Indemnitee has fulfilled his obligations under the first sentence of Section 8.4, then Indemnitee shall be deemed entitled to such indemnification, absent actual fraud in the request for indemnification or a prohibition of indemnification under applicable law; provided, however, such sixty (60)-day period may be extended for a reasonable time, not to exceed an additional thirty (30)

days, if the Reviewing Party decides in good faith that additional time is required for obtaining or evaluating documentation or other relevant information.
8.7    In the event that:

(a)	payment of indemnification pursuant to Section 8.5 is not made within the ten (10) days required by Section 8.5;

(b)	payment of indemnification pursuant to Section 8.6 is not made within ten (10) days after Indemnitee is deemed to be entitled to indemnification in accordance with the provisions thereof;

(c)	it is determined pursuant to Section 8.2 or 8.3 that Indemnitee is not entitled to indemnification under this Agreement or is only entitled to a portion of such indemnification;

(d)	Indemnitee has not received advancement of Interim Expenses within ten (10) days after making such a request in accordance with Section 7.1; or

(e)
the Company or any other Person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action to deny, or to improperly recover from, Indemnitee the benefits provided or intended to be provided under this Agreement,

Indemnitee shall have the right to enforce the indemnification rights under this Agreement by commencing litigation in any court of competent jurisdiction in the State of Delaware or by submitting the dispute to arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any determination made in accordance with Section 8.2 or 8.3 not challenged by Indemnitee on or before the first anniversary of the date of the determination shall be binding on the Company and Indemnitee. It is the intent of the Company that Indemnitee not be required to incur legal fees and or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Without limiting any other provision of this Agreement, to the fullest extent permitted by applicable law, the Company shall indemnify Indemnitee for any Expenses (and shall advance any Interim Expenses pursuant to Sections 7.1 and 7.2) incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement of Interim Expenses under this Agreement, without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing. The remedies provided for in this Section 8.7 shall be in addition to any other remedies available to Indemnitee in law or equity.

9.    ESTABLISHMENT OF TRUST. After the occurrence of a Change in Control, upon the request of Indemnitee, the Company shall create a trust (the “Trust”) for the benefit of Indemnitee and from time to time, when requested by Indemnitee, shall fund the Trust in an amount sufficient to satisfy any and all Interim Expenses and Expenses reasonably anticipated to be incurred in connection with investigating, preparing for, participating in, and/or defending any Proceeding. The amount or amounts to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by Special Legal Counsel. In making such determination, the Special Legal Counsel shall consider, among other things, any continuing availability of D&O Insurance as a source to pay such Interim Expenses and Expenses. The terms of the Trust shall provide that

(c)	the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee;

(d)
the Trustee shall advance, within ten (10) days of a request by Indemnitee, any and all Interim Expenses to Indemnitee (and Indemnitee hereby agrees to repay the Trust under the same circumstances for which Indemnitee would be required to repay the Company under Section 7.1);

(e)	the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;

(f)	the Trustee shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification under Section 2 and/or Section 8.3 of this Agreement; and

(g)
all unexpended funds in the Trust shall revert to the Company upon a final determination by Special Legal Counsel or a court of competent jurisdiction, as the case may be, that Indemnitee has been fully indemnified under the terms of this Agreement and that, as a matter of law, no further Proceedings may be instituted against Indemnitee with respect to which Indemnitee may be entitled to indemnification under this Agreement.

The trustee (the “Trustee”) shall be a bank or trust company chosen by the Company and reasonably satisfactory to Indemnitee. Nothing in this Section 9 shall relieve the Company of any of its obligations under this Agreement. All income earned on the assets in the Trust shall be reported as income by the Company for federal, state, local, and foreign tax purposes. The Company shall pay all costs of establishing and maintaining the Trust and shall indemnify the Trustee against any and all expenses (including attorneys’ fees), claims, liabilities, loss, and damages arising out of or relating to this Agreement or the establishment and maintenance of the Trust.

10.    COOPERATION; SUBROGATION. Indemnitee shall keep the Company generally informed of, and shall consult with the Company with respect to, the status of any Proceeding for which Indemnitee is claiming indemnity under this Agreement. In addition, Indemnitee agrees to give the Company such information and cooperation as the Company may reasonably require and as shall be within Indemnitee’s power regarding any Proceeding which is or may be subject to this Agreement. In the event of any payment under this Agreement to or on behalf of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery in Indemnitee against any Person other than the Company or Indemnitee in respect of the Proceeding giving rise to such payment. Indemnitee shall execute all papers reasonably required and shall do everything reasonably necessary to secure such rights, including the execution of such documents reasonably necessary to enable the Company effectively to bring suit to enforce such rights.
11.    CONTINUATION OF INDEMNITY. All agreements and obligations of the Company contained in this Agreement shall continue during the period Indemnitee is a Director or Officer and shall continue thereafter, even though Indemnitee may have terminated his service as a Director or Officer of the Company, so long as Indemnitee shall be subject to any threatened, pending or completed Proceeding.
12.    RELIANCE. The Company has entered into this Agreement in order to induce Indemnitee to continue as an Officer of the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing in such capacity.
13.    SEVERABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision of this Agreement shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of this Agreement’s other provisions. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal. To the extent permitted by law, the parties waive any provision of law which renders any such provision prohibited or unenforceable in any respect.
14.    CONTRACT RIGHTS NOT EXCLUSIVE. The contract rights conferred by this Agreement are in addition to, but not exclusive of, any other right which Indemnitee may have or may hereafter acquire under any statute, the certificate of incorporation or the bylaws of the Company, or any agreement, vote of stockholders or disinterested directors, or otherwise, and to the extent that Indemnitee otherwise would have any greater right to indemnification under any such statute, the Company’s certificate of incorporation or bylaws, or agreement, vote of stockholders or disinterested directors, Indemnitee will without further action be deemed to have such greater right hereunder. The rights granted in this Agreement supersede any similar right granted under any previous written agreement between the Company and Indemnitee with respect to the subject matter of this Agreement.
15.    EFFECT OF CHANGES IN LAW OR CORPORATE DOCUMENTS. No changes in the law and no amendment to the certificate of incorporation or the bylaws of the Company after the date of this Agreement shall have the effect of limiting or eliminating the indemnification available under this Agreement as to any act or omission which has occurred, or capacity in which Indemnitee served, prior to such amendment. If, after the date of this Agreement, any change in any applicable law, statute, or rule expands the power of the Company to indemnify Indemnitee under this Agreement, Indemnitee’s rights and the Company’s obligations under this

Agreement shall be expanded, without any action by Indemnitee or the Company, to include such change. If any change in any applicable law, statute, or rule narrows the right of the Company to indemnify Indemnitee under this Agreement, such change, except to the extent otherwise required by law, shall have no effect on this Agreement or the parties’ rights or obligations hereunder.
16.    SPOUSAL INDEMNIFICATION. Subject to the same standards, limitations, obligations and conditions under which indemnification is provided to an Indemnitee under this Agreement, the Company shall indemnify a Spouse for Losses and Expenses such Spouse incurs or becomes obligated to pay as a result of any Proceeding solely by reason of his or her status as Indemnitee’s spouse. A Spouse also may be entitled to advancement of Expenses to the same extent that Indemnitee is entitled to advancement of Expenses herein.
17.    SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns, including, without limitation, any corporation or other entity which may have acquired all or substantially all of the Company’s assets or business or into which the Company may be consolidated or merged, and shall inure to the benefit of Indemnitee and his/her spouse, successors, assigns, heirs, devisees, executors, administrators or other legal representatives. The Company shall require any successor or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by written agreement in form and substance reasonably satisfactory to the Company and Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.
18.    MISCELLANEOUS.

(a)	This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its conflicts of law principles thereof.

(b)
As herein used, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders, unless the context would clearly not admit such construction. Section or paragraph headings are employed herein solely for convenience of reference, and such headings shall not be used in construing any term or provision of this Agreement. All references herein to “section” or “paragraph” shall mean the appropriate numbered section or paragraph of this Agreement except where reference is particularly made to some other instrument or document.

(c)
All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, effective when delivered, or if delivered by nationally recognized overnight courier service, effective when delivered, or if delivered via facsimile, effective when such facsimile transmission is sent (with a confirmed receipt thereof) or if mailed by registered or certified mail (return receipt requested), effective three (3) business days after mailing, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to the Company:

Prestige Brands Holdings, Inc.
Attn: Chief Executive Officer
660 White Plains Rd., Suite 205
Tarrytown, New York 10591
Facsimile No.: (914) 524-7401

With a copy to:

Prestige Brands Holdings, Inc.
Attn: General Counsel
660 White Plains Rd., Suite 205
Tarrytown, New York 10591
Facsimile No.: (914) 524-7488

If to Indemnitee:

______________________
______________________
______________________

(d)
Except as provided in Section 15 of this Agreement, no amendment, modification or termination of this Agreement shall be effective unless in writing signed by both parties hereto. No amendment, modification or termination of this Agreement shall limit or restrict any right of Indemnitee under this Agreement with respect to any action or failure to act by Indemnitee in his Corporate Status prior to such amendment, modification or termination. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.
PRESTIGE BRANDS HOLDINGS, INC.

By: __________________________
Name: Matthew M. Mannelly
Title: Chief Executive Officer

______________________________
______________, Officer